UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       February 23, 1999
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events

                  Applebee's International, Inc. (the "Company") issued a press release announcing its new strategic business plans, the development potential of the Applebee's concept and new executive appointments. The press release is attached as Exhibit A hereto and incorporated herein by reference.


Item 7.           Exhibits

    (c)           Exhibits

    Exhibit                         Description

       A                            Press release of the Company dated
                                    February 23, 1999

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    February 23, 1999                    By:   /s/  George D. Shadid
         ---------------------                      ---------------------
                                                    George D. Shadid
                                                    Executive Vice President and
                                                    Chief Financial Officer

Contact: George D. Shadid                            FOR IMMEDIATE RELEASE
         Chief Financial Officer                     February 23, 1999
         (913) 967-4035



OVERLAND PARK, KAN., February 23 - At a company-sponsored investor conference held in New York City today, Applebee's International, Inc. (Nasdaq: APPB) outlined its strategic business plans.

"Over the last six months we have sharpened our strategic direction and all aspects of our strategy are focused on increasing shareholder value," commented Lloyd L. Hill, chief executive officer. "Our goal is to deliver 15% annual earnings per share growth over the next five years. We are targeting to increase our return on shareholder equity, which is already one of the highest in the industry, to the 20% range over the next two to three years. As a commitment to increasing shareholder value, we announced today an additional $100 million stock buyback program to repurchase shares of the company's stock over the next two years."

"We have recently added several new executives in critical areas of our business. Our management team is now complete and ready to lead Applebee's to new record levels of performance. With our recently announced divestiture of Rio Bravo Cantina, we are poised to focus singularly on the Applebee's concept. We are committed to optimizing the sales and returns of our existing restaurants by intensifying our food, menu and brand enhancement strategies. Historically, a large part of our earnings growth resulted from rapid unit expansion of the Applebee's system. While we will continue to expand the concept, our earnings per share growth will now come from a combination of new unit growth, same store sales increases and shareholder value strategies including stock repurchases.

Hill concluded, "With nearly 1,100 restaurants and over $2.0 billion in annual system sales, Applebee's Neighborhood Grill and Bar is the largest casual dining concept in America, both in terms of number of restaurants and market share."

Applebee's International, Inc.
Press Release - February 23, 1999
Page 2


Highlights of the conference presentations included:

o The company announced the addition of two new key executives. John Koch has now joined the company as senior vice president of research and development. In addition, Karen Eadon has accepted the position of senior vice president of marketing.

     Mr. Koch was previously the top R&D executive with The Olive Garden and has over 20 years of restaurant experience, including product development, operations and training. Ms. Eadon comes to the company from the top marketing spot with ARCO AM/PM, a leading operator of convenience stores, and was previously with Taco Bell for eight years. Ms. Eadon is a seasoned executive with over 20 years of marketing, advertising and brand development in the restaurant, retail and consumer products sectors.

o As a result of the company's intensified focus on food and menu strategies as well as an increase in network television advertising, same store sales are expected to increase 1 to 1.5% in 1999 and at least 2 to 3% beginning in the year 2000.

o The company announced the introduction of new Applebee's "small-town" prototype designs developed for communities of less than 25,000 population. Seven test units of the new small-town designs were opened in 1998, two by the company and five by a franchisee, and additional units are in the development pipeline for both the company and selected franchisees. The company expects the long-term potential development of the small-town prototype to be at least 150 restaurants. Based on continued successful market penetration of the Applebee's concept as well as the new potential for small-towns, the company now expects the ultimate domestic potential of the Applebee's system to be at least 1,800 restaurants.

o The company expects the number of Applebee's restaurants to increase at an annual expansion rate of about 10-11% over the next few years, a more moderate pace of unit growth from recent years. The company expects to open 28 new restaurants in 1999 and 25-30 company restaurants per year over the next five years. Franchisees are expected to open 75-90 restaurants in 1999 and approximately 100 restaurants a year for the next few years. Capital expenditures of between $60 and $65 million are planned in 1999, a decrease from $78 million in 1998. This decrease is primarily due to the divestiture of the Rio Bravo Cantina concept and the resulting elimination of the company's new unit development for that concept.

o Beginning in 1999, the company will begin to generate significant free cash flow from operations. Combining this cash flow with its strong balance sheet will allow the company to implement a new $100 million stock buyback program over the next two years.

Applebee's International, Inc.
Press Release - February 23, 1999
Page 3


o The divestiture of the 274 Applebee's restaurants previously operated by Apple South, Inc. (now Avado Brands, Inc.) is nearing completion with the remaining 31 restaurants expected to be sold within the next 90 days. The large Apple South territories have been redistributed among 14 franchise groups, 11 of which are new highly-motivated, well-financed groups. Historically, Apple South's unit volumes were approximately $300,000 below the average of the other restaurants in the Applebee's system. The company believes that the new franchisees of these units will be able to recapture a significant portion of this difference over time.

o The company expects earnings per share for 1999 to be in the range of $1.85 to $1.90 and earnings per share for the first quarter of 1999 to be in the range of $0.42 to $0.43, consistent with the range of analyst expectations. The operations of Rio Bravo Cantina have continued to adversely impact sales and margins, and the severe weather in January had a negative impact on sales at both the Applebee's and Rio Bravo concepts.

Applebee's International, Inc., headquartered in Overland Park, Kan., currently develops franchises and operates casual dining restaurants in 48 states and six international countries, under the Applebee's Neighborhood Grill and Bar and Rio Bravo Cantina brands.

The statements contained in this release regarding restaurant development potential, capital expenditures, sales growth, earnings per share, returns on shareholder equity, and share repurchases are forward looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described. For a discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on February 23, 1999.